UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2025

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

At a meeting on March 20, 2025, the Audit Committee of Sierra Bancorp (the “Company”), Porterville, California, finalized the dismissal of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm. At the same meeting, the Audit Committee finalized approval of the accounting firm of Forvis Mazars LLP (“Forvis Mazars”) as the new independent registered public accounting firm for the Company’s 2025 fiscal year. At a meeting on March 4, 2025, the Audit Committee tentatively approved Forvis Mazars as the new independent registered public accounting firm for 2025 contingent upon the Audit Committee’s final approval following the completion of the client acceptance and independence confirmation by Forvis Mazars. At the same meeting, the Company tentatively dismissed RSM US LLP subject to the same independence confirmation and client acceptance by Forvis Mazars. The Company received written notification from Forvis Mazars on March 19, 2025 that such independence determination and client acceptance was successfully completed.

RSM audited the consolidated financial statements of the Company for the years ended December 31, 2024 and 2023. RSM’s report on the Company’s financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the subsequent interim period from January 1, 2025 through March 4, 2025, and for the fiscal years ended December 31, 2024 and 2023, there were no (i) disagreements between RSM and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, or (ii) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that RSM review the disclosure in this Report on Form 8-K, and RSM has been given the opportunity to furnish the Company with a copy of its letter addressed to the Securities Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

During the subsequent interim period from January 1, 2025 through March 4, 2025, and for the fiscal years ended December 31, 2024 and 2023, the Company has not consulted with Forvis Mazars on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, in each case where a written report was provided or oral advice was provided that Forvis Mazars concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01financial Statements and Exhibits

(d)Exhibits. The information furnished pursuant to this item is set forth in the Exhibit Index, which appears below immediately before the signatures.

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter, dated March 20, 2025, from RSM US LLP, to the Securities and Exchange Commission regarding change in Certifying Accountant of the Company.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: March 20, 2025	By:	/s/ Christopher G. Treece
Christopher G. Treece
Executive Vice President &
Chief Financial Officer